EXHIBIT  4.8

             FORM OF ANNUAL GRANT TO NON-EMPLOYEE DIRECTOR
                      OF NONQUALIFIED STOCK OPTION
                _______________________________________


                  O'SULLIVAN INDUSTRIES HOLDINGS,INC.
           AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN
                  NONQUALIFIED STOCK OPTION AGREEMENT
                       FOR NON-EMPLOYEE DIRECTOR
                             NSO # 94-_____


     THIS AGREEMENT, made as of the ____  day of _________, _____
(the "Grant Date"), between O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"), and ________________________________________ ( "Optionee").

     WHEREAS, the Company has adopted the O'Sullivan Industries
Holdings, Inc. Amended and Restated 1994 Incentive Stock Plan (the "Plan") in order to provide an additional incentive to its non-employee directors and certain officers and employees of the Company and its subsidiaries; and

     WHEREAS, the Plan provides for the automatic grant of options to non-employee directors on September 1 of each year;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.

     1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ______ whole shares of common stock, par value $1.00 per share, of the Company ("Shares") subject to, and in accordance with, the terms and conditions set forth in this Agreement.

     1.2  The Option is not intended to qualify as an Incentive
Stock Option within the meaning of Section 422 of the Code.

     1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2.   Purchase Price.

     The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $________ per Share (the "Purchase Price").

     3.   Duration of Option.

     The Option shall be exercisable to the extent and in the manner provided in Section 4 hereof for a period of 10 years from the Grant Date (the "Exercise Term") and shall accordingly terminate at the close of business on the tenth anniversary of the date of grant of the Option; provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

     4.   Exercisability of Option.

     Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, one-third of the total number of Shares covered by the Option after the expiration of one (1) year from the Grant Date and an additional one-third of the total number of Shares covered by the Option after the expiration of each of the second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the formula set forth in this Section 4 shall be rounded to the next higher whole number of Shares in the first (and second if necessary) year, but no more than the number granted shall result from the rounding up.

     5.   Manner of Exercise and Payment.

     5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option shall be exercised by timely delivery of written notice to the Company, in person or by certified mail return receipt requested to the Secretary of the Company at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall
(i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

     5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full Purchase Price for the Shares in respect of which the Option is being exercised, in cash or by certified or cashier's check, or in whole or in part by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.

     5.3 Upon timely receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 17 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

     5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full Purchase Price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to the Shares on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

     6.   Termination of Service as a Director.

     6.1  Termination of Option.

          (a) If the Optionee's service as a Director terminates for any reason other than Retirement, resignation, removal from the Board due to Disability, death or Cause, he may, for a period of three months after such termination, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full.

          (b) If the Optionee's service as a Director terminates by reason of his Retirement or by resignation or removal from the Board due to Disability, he may, for a period of twelve months after such termination, exercise the Option to the extent, and only to the extent that the Option or portion thereof was vested and exercisable, as of the date his service as a Director terminated, after which time the Option shall automatically terminate in full.

          (c) If the Optionee's service as a Director terminates for Cause, the Option shall immediately terminate in full and no rights thereunder or hereunder may be exercised.

          (d) If the Optionee dies while a Director or within three months after termination of service as a Director as described in clause (a) or (b) of this Section 6.1, the Option may be exercised at any time within twelve months after his death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that the Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

     6.2 Acceleration of Exercise Dates. Notwithstanding the provisions of Section 4 above relating to the exercise of the Option in installments, upon any Change in Control of the Company the Option shall become exercisable as provided below in Section 7(i). No portion of the Option shall be exercisable after expiration of the Option as provided in Section 6.1.

     7.   Effect of Change in Control.

     Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall become immediately and fully exercisable through the expiration of the Option as provided in Section 6.1 and (ii) the Optionee will be permitted to surrender for cancellation within 60 days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (1) the Fair Market Value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion of the Option surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or the portion of the Option surrendered, over (B) the aggregate Purchase Price for such Shares under the Option or portion of the Option surrendered; provided, however, that if the Option was granted within six (6) months prior to the Change in Control and the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender for cancellation the Option or any portion of the Option during the 60 day period commencing upon the expiration of six (6) months from the Grant Date and receive the amount described above with respect to such surrender for cancellation.

     8.   Non-transferability.

     The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's personal representative.

     9.   No Right to Continued Service as a Director.

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of service as a Director of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's service as a Director of the Company at any time.

     10.  Adjustments.

     In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the Purchase Price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     11.  Effect of Certain Transactions.

     Subject to Section 7 hereof, upon the effective date of
(i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

     12.  Withholding of Taxes.

     The Company shall have the right to deduct from any distribution of cash to the Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is to experience a taxable event in connection with the receipt of Shares pursuant to an Option exercise (a "Taxable Event"), the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that if the Optionee may be subject to liability under Section 16(b) of the Exchange Act either: (i) (A) the Tax Election is made at least six
(6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election, or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the 10 day period beginning on the third business day and ending on the 12th business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period.

     13.  Optionee Bound by the Plan.

     The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
The Optionee hereby acknowledges receipt of the Prospectus for the Plan dated February 16, 1994.


     14.  Modification of Agreement.

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     15.  Severability.

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     16.  Governing Law and Forum.

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof. Any suit brought under this Agreement may be brought in the appropriate state or federal court for Barton County, Missouri, or for the county wherein the Optionee maintains his residence.
Any suit brought by the Company under this Agreement may only be brought in the county wherein the Optionee maintains his residence unless the Optionee consents to suit elsewhere.

     17.  Successors in Interest.

     This Agreement shall inure to the benefit of and be binding upon any Successor Corporation. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators, personal representatives and successors.

     18.  Resolution of Disputes.

     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

     19.  Entire Agreement.

     This Agreement, together with the documents incorporated herein by reference, represents the entire agreement between the parties with regards to the subject matter hereof and this Agreement may not be modified by any oral or written agreement unless same is in writing, signed by both parties and has been approved by the Committee.

     20.  Effective.

     To be effective this Agreement must be executed by the Optionee and received by the Secretary of the Company within 30 days of the Optionee's receipt of this Agreement. Please retain one copy of this Agreement for the Optionee's records.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.


By:_____________________________________



ATTEST:

________________________________________




________________________________________
(Optionee's Signature)
(Optionee's Social Security No. )

                            EXHIBIT A
         NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION
          AMENDED AND RESTATED 1994 INCENTIVE STOCK PLAN

               O'SULLIVAN INDUSTRIES HOLDINGS, INC.

     1. I hereby exercise the option granted to me by Nonqualified Stock Option Agreement NSO # 94_______ dated the ____ day of _________, ______, as to __________ shares of the Common
Stock subject thereto.

     2. I deliver herewith a certified or bank cashier's check for $________________ [and/or certificate
No.(s) __________________________________ for an aggregate of
______________ shares of outstanding common stock of O'Sullivan Industries Holdings, Inc.] in full payment for said shares at the option price of $_______ per share.

     3. I have enclosed (if stock certificates are tendered, but not otherwise) a properly executed form of stock power for the transfer of any shares of O'Sullivan Industries Holdings, Inc. stock tendered in payment. If the stock certificates are for more shares than are required for full payment, a certificate for the excess shares is to be returned to me.

     4.   My social security number is:  __________________

     5. My name* and address on the Company's records should be as follows:

          Name:     _____________________________________________

          Address:  _______________________________________________
                 __________________________________________________

     SIGNED this ____ day of ________________, ______.

          (NAME PRINTED OR TYPED)

          ___________________________________
          Signature

* If joint ownership with spouse is desired, insert both names.
Registration will be as joint tenants with right of survivorship.
If joint ownership is not desired, show Optionee name only.

SEC\EDGAR\DirPros.wpd